Registration No. 333-205822

As filed with the Securities and Exchange Commission on September 18, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Seguin Natural Hair Products Inc.

(Exact Name of Registrant in its Charter)

Nevada	2844	35-7654530
(State or other Jurisdiction	(Primary Standard Industrial	(IRS Employer Identification
of Incorporation)	Classification Code)	Number)

2505 Anthem Village E. Drive7

Henderson, Nevada 89058

(702) 738-2051

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Copies of communications to:

Richard I. Anslow, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Phone: (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee
Common Stock, par value $0.0001 per share	4,500,000	$0.01	$45,000	$5.23
Total registration Fees	4,500,000		$45,000	$5.23

(1) This Registration Statement covers the resale by our selling security holders of up to 4,500,000 shares of Common Stock previously issued to such selling security holders.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our Common Stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to some of our shareholders pursuant to a private placement. The price of $0.01 is a fixed price at which the selling security holders may sell their shares until our Common Stock is quoted on the OTC Markets at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with OTC Markets, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED SEPTEMBER 18, 2015

SEGUIN NATURAL HAIR PRODUCTS INC.

4,500,000 SHARES OF COMMON STOCK

This prospectus is to be used by certain investors (the “Selling Security Holders”) in connection with a potential resale by certain seller security holders of 4,500,000 shares of Seguin Natural Hair Products Inc. (the “Company”) common stock, par value $0.0001, per share (the “Common Stock”).

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the SEC is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The selling security holders named in this prospectus are offering all of the shares of Common Stock offered through this prospectus.  The Common Stock to be sold by the selling security holders as provided in the “Selling Security Holders” section is shares of our common stock, par value $0.0001 per share, that have already been issued and are currently outstanding. We will not receive any proceeds from the sale of the Common Stock covered by this prospectus.

Our Common Stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of Common Stock.  Common Stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.01 per share until our Common Stock is quoted on the OTC Markets (“OTC Markets”) and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with OTC Markets, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are subject to reduced public company reporting requirements.

We are not a “blank check” company and have no plans or intentions to engage in a business combination with any other company or other entity.

We are not a blank check company. Rule 419 of Regulation C under the Securities Act of 1933, as amended (the “Securities Act”) defines a “blank check company” as a (i) development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person, and (ii) is issuing a penny stock.  Accordingly, we do not believe that our Company may be classified as a “blank check company” because we intend to engage in a specific business plan and do not intend to engage in any merger or acquisition with an unidentified company or other entity.

We are a “shell company” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”).  A shell company is one that has no or nominal operations and assets consisting primarily of cash or cash equivalents. Rule 144 is not available for either a reporting or non-reporting shell company unless the company: (1) has ceased to be a shell company; (2) is subject to the Exchange Act reporting obligations; (3) has filed all required Exchange Act reports during the preceding twelve months; and (4) at least one year has elapsed from the time the company filed with the SEC, current Form 10 type information reflecting its status as an entity that is not a shell company.

In the event that we do not raise sufficient capital to implement our planned operations, your entire investment in our Company could be lost.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 3 to read about factors you should consider before buying shares of our Common Stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: September ___, 2015

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Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the Common Stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Seguin,” “Company,” “we,” “us” and “our” refer to Seguin Natural Hair Products Inc.

The Company

Overview

We were incorporated in April 2014. We are in the business of developing, marketing, and selling shampoo, conditioner and other hair care products made from all natural ingredients.

Our Company

Our shampoo and conditioner are not only safe for color treated hair, they are also a healthy alternative for the hair of our customers and the environment. Presently we are adding lavender to both our shampoo and our conditioner to enhance the scent. We also plan to have a peppermint, rosemary and orange scented shampoo and conditioner. We plan to manufacturer an anti-dandruff shampoo, skin care products and body care products made from all natural ingredients.

We intend to market our products directly to salons. We also intend to market our product directly to environmentalist groups and websites that generate traffic from people who are environmentally conscious. We plan to market our website on various search engines and through paid advertisements. We also plan to use 'pay per click' advertising on other websites that we feel will reach environmentally conscious customers.

Going Concern

We are a development stage company. The audited financial statements included in this Registration Statement have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result if we cease to continue as a going concern. We have not generated any revenues from operations to date and we currently have no products. We anticipate generating losses for the next twelve months. We will require additional financing in the amount of $648,500 to commence operations as planned. As of June 30, 2015, we have an accumulated deficit and a net loss of (23,385) and 21,815, respectively, and cash or cash equivalents of $23,400.

Corporate Information

We were incorporated in the state of Nevada on April 29, 2014. Our principal executive office and mailing address is 2505 Anthem Village E Dr. Henderson, Nevada 89058. Our telephone number is (702) 738 2051. The address of our website is www.seguinhair.com.

Recent Events

In connection with our incorporation, we issued 16,500,000 shares of our Commons Stock to 46 individuals, which included: (i) 12,000,000 founder shares issued to Oivi Launonen, our Chief Executive Officer, Chief Financial Officer, President and sole director; and (ii) an aggregate of 4,500,000 shares issued to the 45 investors named in the Selling Security Holders section at a price of $0.01 per share for an aggregate of $45,000. The shares issued to Mr. Launonen and the 45 investors were issued pursuant to the exemption from registration provided by Regulation S of the Securities Act of 1933, as amended (the “Securities Act”) or Section 4(a)(2) of the Securities Act.

Risks Associated with Our Business

Our business is subject to numerous significant risks, as more fully described in the section entitled “Risk Factors” immediately following this prospectus summary. You should read and carefully consider the risks summarized immediately below, together with all the risks more fully described in the section entitled “Risk Factors” and all of the other information in this prospectus, including the financial statements and the related notes, before deciding whether to invest in our securities. If any of the risks discussed in this prospectus actually occur, our business, financial condition, operating results, prospects and share price could be materially and adversely affected. Our risks include but are not limited to the following:

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•	economic conditions and governmental policies affecting the hair care products industry;

•	global competition from other crop nutrient producers;

•	our limited operating history; and

•	dependence on key personnel and contractors.

Emerging Growth Company

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with certain regulatory requirements applicable to other public companies that are not emerging growth companies, including but not limited to: not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and being exempt from the requirements of holding a non-binding advisory vote on executive compensation and securing stockholder approval of golden parachute payments. We intend to take advantage of these reduced regulatory requirements until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies, and certain elections we have made due to our status as an emerging growth company, see “Risk Factors—”As an ‘emerging growth company’ under applicable law, we will be subject to reduced disclosure requirements, which could leave our stockholders without information or rights available to stockholders of more mature companies”.

The Offering

Common Stock offered by selling security holders	4,500,000, shares

Common Stock outstanding before the offering	16,500,000 shares

Common Stock outstanding after the offering	16,500,000 shares

Terms of the Offering	The selling security holders will determine when and how they will sell the Common Stock offered in this prospectus. The selling security holders will sell at a fixed price of $0.01 per share until our Common Stock is quoted on the OTC Markets and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market.

Termination of the Offering	The offering will conclude upon the earliest of (i) such time as all of the Common Stock has been sold pursuant to this Registration Statement or (ii) such time as all of the Common Stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Trading Market	There is currently no trading market for our Common Stock. We intend to apply soon for quotation on the OTC Markets. We will require the assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us.

Use of proceeds	We are not selling any shares of the Common Stock covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the shares of Common Stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 3.

RISK FACTORS

The shares of our Common Stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire amount invested in the Common Stock. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business before purchasing any shares of our Common Stock. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our Common Stock.

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Risks Related to Our Business

We will need to raise additional investment capital, which may be unavailable to us or, if raised, may cause dilution of our existing investors and place significant restrictions on our ability to operate.

As of March 31, 2015, we had cash and cash equivalents of $44,710. According to our management’s estimates, based on these funds and our current budget, and assuming we engage in no other fundraising, we believe that we have sufficient resources to continue our activity at least until July 2016.

Since we expect not to generate sufficient, if any, revenue or cash flow to fund our operations for the foreseeable future, we will likely need to seek additional equity or debt financing to provide the capital required to maintain or expand our operations. We may also need additional funding for developing new product candidates, initiating our sales and marketing capabilities and promoting brand identity as well as for working capital requirements and other operating and general corporate purposes. Moreover, the regulatory compliance arising out of being a publicly registered company following the effectiveness of this offering will dramatically increase our operating costs.

We do not currently have any arrangements or credit facilities in place as a source of funds, and there can be no assurance that we will be able to raise sufficient capital in this offering or additional capital on acceptable terms, if at all. If such financing is not available on satisfactory terms, or is not available, we may be required to delay, scale back or eliminate the development of business opportunities and our operations and financial condition may be materially adversely affected.

If we raise additional capital by issuing equity securities, the percentage ownership of our existing stockholders will be reduced, and these stockholders may experience substantial dilution. We may also issue equity securities that provide for rights, preferences and privileges senior to those of our common stock.

Debt financing, if obtained, may involve agreements that include liens on our assets and covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, would increase our expenses and could require that our assets be provided as security for such debt. Debt financing would also be required to be repaid regardless of our operating results.

Funding from any source may be unavailable to us on acceptable terms, if at all. If we do not have sufficient capital to fund our operations and expenses, this could lead to the failure of our business and the loss of your investment.

LIMITED OPERATING HISTORY

We were incorporated in the state of Nevada on April 29, 2014. Prior to that time, we had no operations upon which an evaluation of us and our prospects could be based. We subject to all of the risks inherent in the establishment of any new business. Our financial viability is dependent upon raising funds and successfully executing our business plan. The likelihood of our success must be considered in the light of the challenges, both expected and unexpected, frequently encountered in connection with starting and expanding a new business. Accordingly, we are planning to align our primarily fixed expense levels with our expectation of future revenues. As a result, we may be unable to adjust spending in a timely manner to compensate for unexpected shortfalls in any forthcoming revenue. Any such shortfalls will have an immediate adverse impact on our operating results and financial condition which could cause investors to lose all or a substantial part of their investment.

ONCE WE START OUR BUSINESS OPERATIONS, OUR OPERATING RESULTS WILL BE HIGHLY DEPENDENT UPON AND FLUCTUATE BASED UPON BUSINESS AND ECONOMIC CONDITIONS AND GOVERNMENTAL POLICIES AFFECTING THE HAIR CARE PRODUCTS INDUSTRY WHERE WE AND OUR CUSTOMERS OPERATE. THESE FACTORS ARE OUTSIDE OF OUR CONTROL AND MAY SIGNIFICANTLY AFFECT OUR PROFITABILITY.

We have had no operations to date. Since inception, we have raised limited capital resources. Once the Company’s business operations begin, our operating results will be highly dependent upon business and economic conditions and governmental policies affecting the hair care products industry, which we cannot control. The hair care products industry can be affected by a number of factors. The most important of these factors are:

•	a reduction in spending of consumers in general including in the area of hair care products; and

•	ingredients for hair care products not being available or costs for these ingredients increasing.

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ONCE WE START OUR BUSINESS OPERATIONS, WE WILL LIKELY FACE INTENSE GLOBAL COMPETITION FROM OTHER CROP NUTRIENT PRODUCERS THAT MAY AFFECT OUR PRICES AND VOLUMES.

Once we start our business operations, our sales of hair care products will likely face intense global competition from other developers, marketers, and sellers of hair care products.

Changes in competitors’ production or shifts in their marketing focus may affect both the prices at which we will sell our products and the volumes that we sell.

Our large competitors regularly introduce new products and spend considerably more than we can on advertising. The distribution of our products and sales can be adversely impacted by the actions of our competitors.

Also, at present, we have limited resources compared to many of our competitors to spend on advertising and marketing. Advertising can be important in reaching consumers, although the effectiveness of any particular advertisement cannot be predicted. Additionally, we may not be able to obtain optimal advertising placements at our current advertising budget. Our limited resources to promote our products through advertising may adversely affect our net sales and operating performance.

ONCE WE START OUR BUSINESS OPERATIONS, CHANGES IN TRANSPORTATION COSTS MAY AFFECT OUR SALES VOLUMES AND SELLING PRICES.

The cost of delivery is a significant factor in the total cost to customers. As a result, once we start our business operations, changes in transportation costs or in customer expectations about such costs may affect our sales volumes and prices.

ONCE WE START OUR BUSINESS OPERATIONS, CUSTOMER EXPECTATIONS ABOUT FUTURE EVENTS MAY HAVE A SIGNIFICANT EFFECT ON THE DEMAND FOR OUR PRODUCTS. THESE EXPECTATIONS MAY SIGNIFICANTLY AFFECT OUR SALES VOLUMES AND SELLING PRICES.

Once we start our business operations, customer expectations about future events may have an effect on the demand and prices for our hair care products. Future events that may be affected by customer expectations include, among others:

•	the quality and acceptance of our products;

•	the price of our products in relation to our competitors;

•	a lack of being able to reach our potential customers; and

•	inability to obtain the ingredients to manufacturer our products or being able to obtain them for the price that we have budgeted.

ONCE WE START OUR BUSINESS OPERATIONS, OUR OPERATIONS WILL LIKELY BE DEPENDENT ON HAVING THE REQUIRED PERMITS AND APPROVALS FROM GOVERNMENTAL AUTHORITIES. DENIAL OR DELAY BY A GOVERNMENT AGENCY IN ISSUING ANY OF OUR PERMITS AND APPROVALS OR IMPOSITION OF RESTRICTIVE CONDITIONS ON US WITH RESPECT TO THESE PERMITS AND APPROVALS MAY IMPAIR OUR BUSINESS AND OPERATIONS.

Once we start our business operations, we will likely require numerous governmental environmental permits and approvals authorizing the distribution of our hair care products. A decision by a government agency to revoke or substantially modify an existing permit or approval could have a material adverse effect on our ability to continue operations.

ENVIRONMENTAL REGULATIONS TO WHICH WE WILL LIKELY BE SUBJECT MAY ALSO HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

In addition to permitting requirements, once we start our marketing and distribution operations, we may be subject to numerous other environmental, health and safety laws and regulations in the countries where we operate. These laws and regulations govern a wide range of matters that could significantly affect our operating activities as well as the level of our operating costs and capital expenditures.

WE MAY IN THE FUTURE BE INVOLVED IN LEGAL AND REGULATORY PROCEEDINGS THAT COULD BE MATERIAL TO US.

We may in the future be subject to legal and regulatory proceedings that could be material to our business, results of operations, liquidity or financial condition. These proceedings may be brought by the government or private parties and may arise out of a variety of matters.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The audited financial statements included in this Registration Statement have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result if we cease to continue as a going concern. We have incurred significant losses since our inception.

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Based on our financial statements from inception through June 30, 2015 our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. We have not yet started generating revenue.

The Company intends to finance its operations with cash on hand combined with cash raised from future financing activities. The Company believes these proceeds will be sufficient to fund our projected operating requirements for the fiscal year ended March 31, 2016. Our success is dependent upon commercializing our product and our ability to obtain adequate future financing. There can be no assurance that we will have adequate capital resources to fund planned operations or that any additional funds will be available to us when needed or at all, or, if available, will be available on favorable terms or in amounts required by us. If we are unable to obtain adequate capital resources to fund operations, we may be required to delay, scale back or eliminate some or all of our operations, which may have a material adverse effect on our business, results of operations and ability to operate as a going concern.

DEPENDENCE ON KEY PERSONNEL AND CONTRACTORS

We will be dependent on Oivi Launonen, our chief executive officer, chief financial officer, president, and sole director, and Guillaume Benoit, our secretary and treasurer, for the foreseeable future. The loss of the services of Mr. Launonen or Mr. Benoit could have a material adverse effect on our operations and prospects.

Apart from Messrs. Launonen and Benoit, as of the date hereof, we do not have any employees. Also, we do not have employment agreements with Mr. Launonen or Mr. Benoit. We may enter into employment agreements usual and customary for our industry in the future. Also, we do not currently have any "key man" life insurance on our executive officers.

ABSENCE OF DIVIDENDS

The Company has paid no dividends on its capital stock to date, nor does it anticipate doing so in the foreseeable future.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK

If we raise additional capital subsequent to this offering through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution.  In the event we seek to raise additional capital through the issuance of debt or its equivalents, this will result in increased interest expense.

WE ARE ENTERING A POTENTIALLY HIGHLY COMPETITIVE MARKET

The market for the creation and distribution of hair care products has several large, well-financed competitors with long-standing brand recognition. These companies compete with us for sales to consumers. We believe that the expanding market for hair care products sales has created room for new competitors such as us, but there can be no assurance that our competitors will not be able to use their financial and other advantages in competing in price or in creating new products, resulting in material adverse effects on our business.

CONFLICTS OF INTEREST

Mr. Launonen, our chief executive officer, chief financial officer, president and sole director also controls a majority of our outstanding shares of Common Stock, and will continue to do so for the foreseeable future. As a result, no other persons can or will be able to effect any Company action except with the consent of Mr. Launonen, and in certain matters (such as compensation, incentive stock ownership, and continues employment), there may be an inherent conflict of interest unless he agrees to abstain from voting on such matters, which he is not legally required to do. Mr. Launonen may also serve as an officer and director of other entities that are not affiliated with us. Such non-affiliates may be involved in similar business enterprises to ours.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect these costs to be approximately $25,000 per year. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors (the “Board”) or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may be unable to absorb these costs of being a public company which will negatively affect our business operations.

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WE ARE AN “EMERGING GROWTH COMPANY,” AND ANY DECISION ON OUR PART TO COMPLY ONLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO “EMERGING GROWTH COMPANIES” COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we expect and fully intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to opt in to the extended transition period for complying with the revised accounting standards. We have elected to rely on these exemptions and reduced disclosure requirements applicable to “emerging growth companies” and expect to continue to do so.

THE JOBS ACT ALLOWS US TO DELAY THE ADOPTION OF NEW OR REVISED ACCOUNTING STANDARDS THAT HAVE DIFFERENT EFFECTIVE DATES FOR PUBLIC AND PRIVATE COMPANIES.

Since we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

OUR SHARES OF COMMON STOCK WILL NOT BE REGISTERED UNDER THE EXCHANGE ACT AND AS A RESULT WE WILL HAVE LIMITED REPORTING DUTIES WHICH COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

Our shares of Common Stock will not be registered under the Exchange Act for the foreseeable future, provided that, we will register our shares of Common Stock under the Exchange Act if we have, after the last day of our fiscal year, more than either (i) 2000 persons; or (ii) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act. As a result, although upon the effectiveness of the Registration Statement of which this prospectus forms a part we will be required to file annual, quarterly, and current reports pursuant to Section 15(d) of the Exchange Act, as long as our shares of Common Stock are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our shares of Common Stock are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding shares of Common Stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of shares of Common Stock and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) Registration Statement, and periodic reports we file thereunder. Furthermore, so long as our shares of Common Stock are not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

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REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT AND COMPLIANCE WITH THE SARBANES-OXLEY ACT OF 2002, INCLUDING ESTABLISHING AND MAINTAINING ACCEPTABLE INTERNAL CONTROLS OVER FINANCIAL REPORTING, ARE COSTLY AND MAY INCREASE SUBSTANTIALLY.

The rules and regulations of the Securities and Exchange Commission (the “SEC”) require a public company to prepare and file periodic reports under the Exchange Act, which will require that we engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

We are working with our legal, accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas. However, we anticipate that the expenses that will be required in order to adequately prepare for being a public company could be material. We estimate that the aggregate cost of increased legal services; accounting and audit functions; personnel, such as a chief financial officer familiar with the obligations of public company reporting; consultants to design and implement internal controls; and financial printing alone could be several hundred thousand dollars per year. In addition, if and when we retain independent directors and/or add senior management, we may incur additional expenses related to director compensation and/or premiums for directors’ and officers’ liability insurance, the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the cost of which we also cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be material.

In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our Board or as executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net loss, and may cause us to reduce costs in other areas of our business or increase the prices of our products or services to offset the effect of such increased costs. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

The lack of public company experience of our management could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our management lacks public company experience which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Mr. Launonen, our chief executive officer, chief financial officer, president, and sole director, and Guillaume Benoit, our secretary and treasurer, have never been responsible for managing a publicly company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, in which event you could lose your entire investment in our company.

Management’s lack of experience in operating a business that develops, markets and sells shampoo, conditioner and other hair care products made from all natural ingredients means that it is difficult to assess, or make judgments about, our potential success.

Mr. Launonen and Mr. Benoit do not have any specific training in running a business that develops, markets and sells hair products made from all natural ingredients. With no direct experience in this area, management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing the Company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

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Difficulty in pursuing lawsuits and enforcing judgments against Company’s management due to its presence outside of the United States.

Our management resides outside of the U.S. and all of our assets will be located outside of the U.S. Accordingly, serving process abroad and enforcing U.S. court judgments abroad can prove difficult in light of divergent rules on jurisdiction, requirements for special service of process, lack of international agreements or cooperation. Shareholders are therefore likely to encounter difficulties in pursuing litigation and enforcing their judgments if judgment has been rendered in their favor against the Company’s management. Investors in our Company should strongly consider the risks associated herewith before investing any money in our Company.

Risks Related to Our Common Stock

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading marketing for our Common Stock and there can be no assurance that one will ever develop. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result, holders of our securities may not find purchasers for our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED BASED ON THE PRICE OF SHARES THAT WERE SOLD TO SOME OF OUR SHAREHOLDERS PURSUANT TO A PRIVATE PLACEMENT AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.01 per share for the shares of our Common Stock was determined based on the price of the shares that were sold to some of our shareholders pursuant to a private placement. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of Common Stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our Common Stock. As long as our shares of Common Stock are subject to the penny stock rules, the holders of such shares of Common Stock may find it more difficult to sell their securities.

Shareholders Who Hold Unregistered Shares Of Our Common Stock Are Subject To Resale Restrictions Pursuant To Rule 144, Due To Our Status As A “Shell Company.”

Pursuant to Rule 144, a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.  As such, we are a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.”  Form 10 information is equivalent to the information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange “Act”).  Because none of our non-registered securities can be sold pursuant to Rule 144, until at least a year after we cease to be a “shell company”, any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above.  As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of

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CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Certain of the statements in this prospectus constitute forward-looking statements. All statements other than statements of historical fact contained in this prospectus, including statements regarding our future results of operations and financial condition, business strategy, operations, plans, prospects, projected revenue and costs and objectives of management are forward-looking statements. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words “estimate,” “project,” “intend,” “forecast,” “potential,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “will likely,” “should,” “could,” “would,” “may” or words or expressions of similar meaning. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

As more fully described in this prospectus under the heading “Risk Factors,” many important factors may affect our ability to achieve our stated objectives and commercialize product candidates, including, among other things:

•	economic conditions and governmental policies affecting the hair care products industry;

•	global competition from other crop nutrient producers;

•	our limited operating history; and

•	dependence on key personnel and contractors.

Prospective investors are cautioned that there can be no assurance that any forward-looking statements included in this prospectus will prove to be accurate. In light of the often significant uncertainties inherent in our forward-looking statements, the inclusion of such statements should not be regarded as a representation or warranty by the Company or any other person that the objectives and plans of the Company will be achieved in any specified time frame, if at all. Except to the extent required by applicable laws or rules, the Company does not undertake any obligation to update any forward-looking statements or to announce revisions to any forward-looking statements.

We caution you that the important risk factors and cautionary statements described in the sections of this prospectus entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, as well as in other portions of this prospectus, may not be all of the factors important to you in determining whether to invest in our securities. We cannot assure you that we will realize the results or developments we expect or anticipate or, even if we realize them substantially, that they will result in the outcomes we expect. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any one factor, or combination of factors, may cause our actual results to differ materially and adversely from those stated or suggested in our forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except to the extent required by law.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Stock by the selling security holders. All of the net proceeds from the sale of our Common Stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  We have agreed to bear the expenses relating to the registration of the Common Stock for the selling security holders.

DIVIDEND POLICY

To date, we have paid no dividends on our common stock and have no present intention of paying any dividends on our common stock in the foreseeable future. The payment by us of dividends on the common stock in the future, if any, rests solely within the discretion of our board of directors and will depend upon, among other things, our earnings, capital requirements and financial condition, as well as other factors deemed relevant by our board of directors.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Overview

We were incorporated on April 29, 2014 in the State of Nevada. Our mission is to develop and sell shampoo and conditioner made from all natural products. We plan to market shampoo and conditioner directly to hair salons throughout the world, through our website at www.seguihair.com and through the use of various social media platforms.

We are a developmental stage company that has no assets or revenue. We have no track record and may never generate any revenues. An investment in our Company should be considered extremely risky as an investor could lose all of their investment if we fail to meet their goals and projections.

Plan of Operations

Our initial activities have included organization and incorporation, target market identification, marketing plans, capital formation and property acquisitions. Also, a substantial portion of our activities has involved developing a business plan and establishing contacts and visibility in the marketplace. We have generated no revenues since inception and we do not currently have a customer base. As discussed in more detail under “Liquidity and Capital Resources” below, our budget for the 12 months following a sufficient raise in capital is $648,450. We have not yet determined when we will begin to generate revenues. We have enough capital to last until July 2016, assuming we do not commence operations during such period, but will not be able to implement our business plan until we are successful in raising an additional $648,500. Assuming that we are successful in raising the addition capital required to implement our business plan, we foresee the following steps taking place:

(a) We would secure a lease for a warehouse that has approximately 5,000 square feet of space. We estimate that a one year lease will cost $36,000.

(b) Once we secure warehouse space we would set up our phone system. We estimate that setting up a phone system and purchasing a long distance calling plan would cost $4,800 annually.

(c) We would update and expand our website. This includes making our products available for sale through our website. We estimate this process to take approximately 2 months and cost $25,000.

(d) We would purchase the necessary products that we need in order to start producing our shampoo and conditioner. We estimate that it will take up to 60 days to receive all of the necessary products that we need to produce our initial batch shampoo and conditioner. We estimate that these raw products will cost $47,000.

(e) Simultaneously, we would order our packing supplies and labels for both our sample size bottles and our regular size bottles. We estimate that it will take 45 days to receive these supplies and labels and cost $3,000.

(f) We would order the bottles for our shampoo and conditioner. We plan to order 12,000 sample size bottles that are 250ml (8.45 fluid ounces) at a cost of $0.13 per bottle and 40,000 1 L (33.8 fluid ounces) size bottles at a cost of $0.28 per bottle. This is an aggregate estimated cost of $12,760 ($13,000 with the cost of shipping included). We estimate that it will take 30 days to receive the bottles.

(g) We would order the mixers needed to blend the ingredients together to create our products. We estimate that it will take approximately 14 to 20 days to receive the mixers and cost $6,500.

(h) We would implement our planned marketing campaign once our products are ready to be shipped and our website has been updated. We plan to spend an estimated $300,000 on our marketing campaign.

(i) We would purchase furniture, computers, printers and another items that are necessary for our operations. We plan to spend an estimated $10,000 on these items.

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In addition, we anticipate the following costs and fees in connection with implementing our business plan:

•	We estimate the cost of shipping our products in the first year of operations to be $15,000.
•	We estimate all bookkeeping accounting costs in our first year of operations to be $15,000.
•	We estimate that all necessary travel expenses in our first year of operations will be approximately $60,000.
•	We estimate that employee payroll in our first year of operations to be approximately $65,000.
•	We estimate that attorneys’ fees in our first year of operations will be $20,000.
•	We estimate that electronic filing fees in our first year of operations will be $3,000.
•	We estimate spending an estimated $25,000in our first year of operations on miscellaneous costs.

We expect that if we had the $648,500 that we need in order to commence production that it would take approx. 120 days before we would be in a position to ship out our first order.

If we are unable to raise additional cash to fund our operations, we will either have to suspend or cease our expansion plans entirely, or possibly seek a potential business combination.

Going Concern

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit at March 31, 2015, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may never be sufficient to commence and support its daily operations. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and in its ability to raise additional funds.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Critical Accounting Policies and Estimates

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of our assets, liabilities, revenues and expenses. Certain of these accounting policies are considered to be critical accounting policies, as defined below.

A critical accounting policy is defined as one that is both material to the presentation of our consolidated financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition and results of operations. Critical accounting estimates have the following attributes: (1) they require us to make assumptions about matters that are highly uncertain at the time of the estimate; and (2) different estimates we could reasonably have used, or changes in the estimate we used that are reasonably likely to occur, could have a material effect on our financial condition or results of operations.

Estimates and assumptions about future events and their effects cannot be determined with certainty. We base our estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances. These estimates may change as new events occur, as additional information is obtained or as our operating environment changes. We believe the following critical accounting policies reflect the more significant estimates and assumptions we have used in the preparation of our consolidated financial statements:

Material Weaknesses

In connection with the audit of our consolidated financial statements for the period from April 29, 2014 through March 31, 2015, our independent registered public accountants identified material weaknesses in our internal control over financial reporting. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses relates to having only one employee assigned to positions that involve processing financial information, resulting in a lack of segregation of duties so that all journal entries and account reconciliations are not reviewed by someone other than the preparer.

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Although we are aware of the risks associated with having a small internal accounting staff, we are also at an early stage in the development of our business. We expect to expand our accounting function and improve its ability to handle complex transactions and other matters as we grow our business and can more readily absorb the costs of such expansion and improvements. In the meantime, management will continue to observe and assess our internal audit function and make necessary improvements whenever they may be required.

Results of Operations

We were formed on April 29, 2014. We are a development stage company and have generated no revenues to date. We have yet to commence business operations. Accordingly, our results of operations for the three months ended June 30, 2015 reflect, in general, $21,815 in expenses that we have incurred in connection with operating activities. According to our management’s estimates, if we do not engage in any further fundraising, we believe that we have sufficient resources to continue activity at least until July 2016, even though we would not be able to commence our business operations.

Liquidity and Capital Resources

As of June 30, 2015, we had cash and cash equivalents of $23,400. Our activities generally have negative operating cash flows and our working capital and capital investment requirements have been and will continue to be significant. As a result, we depend substantially on financing activities to provide us with the liquidity and capital resources we need to meet our working capital requirements and to make capital investments in connection with ongoing operations once commenced and new product commercialization efforts. Since our inception, we have covered these requirements primarily by making a private sale of our common stock. We will need to raise $648,450 to implement our business plan.

There are a number of risks to investors associated with our financial condition. The sale of additional equity securities, or the issuance of debt convertible into equity securities, could result in dilution to our stockholders. We do not have any credit facilities or other access to bank credit. In the event we could raise long-term debt finance, however, its incurrence would result in increased fixed obligations and could result in our being subject to covenants that would restrict our operations once commenced. In all events, there can be no assurance that we will be able to raise additional capital to the extent we require it, when we require it, on favorable terms, or at all. See “Risk Factors” for further discussion of the risks inherent in any investment in our securities, given our need for capital, the fact that we have not yet commenced operations, and our continuing losses and working capital shortfalls.

Cash Flows

For the three month period ended June 30, 2015 we had cash used from operating activities of $21,310, which included net loss of $21,815 and an increase in accrued expenses and other current liabilities of $505.

Capital Expenditures

The Company has no capital expenditures to date.

Credit Facilities

We do not have any credit facilities or other access to bank credit.

Contractual Obligations, Commitments and Contingencies

We are not subject to any material contingencies.

The Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. Currently, there are no such matters deemed material to the Company.

We do not currently have a lease agreement in place with respect to premises to commence our business operations. However, we intend to enter into a lease in the near future.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risks, such as those that may arise from changes in interest rates or changes in foreign currency exchange rates or that may otherwise arise from transactions in derivatives.

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Recent Accounting Pronouncements

Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

Effects of Inflation

Our results of operations and financial condition are presented based on historical cost. While it is difficult to accurately measure the effects of inflation on our results of operations and financial condition, due to the imprecise nature of the estimates required, we believe such effects, if any, have been immaterial.

DESCRIPTION OF THE BUSINESS

Overview

We were incorporated in the state of Nevada on April 29, 2014. We are in the business of developing, marketing, and selling shampoo, conditioner and other hair care products made from all natural ingredients.

Our shampoo is made with all natural ingredients including castile soap, which is made from distilled water, olive oil, vegetable oils derived from palm, coconut, hemp and jojoba, melaleuca alternifolia leaf oil, potassium hydroxide, sodium benzoate, sodium bicarbonate, lavender and aloe vera. Castile soap is named after the Castile region in Spain which is renowned for its olive oil. Authentic castile soap is made from plant oils based on recipes invented centuries ago. Detergents and contemporary cleansers have only been around since the advent of modern manufacturing processes and the surge in petrochemicals use at the beginning of the 20th century. The term ‘Castile’ is now used loosely, however, authentic castile products are only made from vegetable and plant extracts that are free of over processed detergents and chemicals. Castile soap is gentle on your hair and good for the environment because it is biodegradable and free of artificial foaming agents, harsh detergents and petrochemicals.

Our conditioner is made from distilled water, cetearyl alcohol, aloe barbadensis leaf juice, brassica campestris seed oil, citrus lemon peel oil, citrus aurantifolia oil, jojoba, sodium benzoate, potassium sorbate, lavender and citric acid.

Our shampoo and conditioner are not only safe for color treated hair, they are also healthy alternatives for the hair of our customers and for the environment. Presently we are adding lavender to both our shampoo and conditioner to enhance the scent. We also plan to have a peppermint, rosemary and orange scented shampoo and conditioner. In the future, we plan to manufacture an anti-dandruff shampoo, skin care products and body care products made from all natural ingredients.

Plant Extracts

We have sourced our plant extracts from a few different sources including Handa Fine Chemicals Ltd., located in the United Kingdom, and Latina Inc., based in Japan. Both companies have extensive knowledge and availability of the plant extracts that we need and have the knowledge of indigenous rainforest Native tribes, Shamans, Local Healers and rural Herbal Doctors throughout the Amazon and other parts of South America and have learned and documented their extensive knowledge of plants. We do not have formal agreements with Handa Fine Chemicals Ltd., Latina Inc., or any other supplier at this point. These suppliers allow customers to open accounts with them and either guarantee payments personally or pay for supplies based on a cash on delivery arrangement. Accordingly, we have arranged to pay for our supplies on a cash on delivery basis.

Competition

We have many competitors in the natural hair care products market. We find that many companies advertise their hair care products as derived from natural products, but in fact include many processed detergents and chemicals. We intend to stand out by offering a ‘real natural’ product that works. Some of the main companies in the natural hair products market are: Christina Moss Naturals, 100% Pure, Acure Organics, EO Products, Dr.Jones, Dr.Alkaitis, Living Nature, Meissence, Rahua and Yarok.

Marketing Strategy

We intend to market our products directly to salons throughout the world using various methods. These methods include marketing our product directly to environmentalist groups and websites that generate traffic from people who are environmentally conscious. We also intend to market our products directly to salons by door knocking and giving away free products to use in trials. We believe that this direct approach is an efficient way to get salons to purchase our products.

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We plan to sell our shampoo and conditioner in one size initially, one liter (33.8 fluid ounces) bottles, in order to keep the costs of bottling and labelling down. As we continue to expand, we will consider other sizes based on feedback and conditions. We also plan to bottle a smaller sample size of our shampoo and conditioner in 71 milliliter (2.4 fluid ounces) bottles in order to give away our products for free to salons and at tradeshows and homeshows.

We intend to hire marketing experts that specialize in advising companies on gaining brand recognition through social media. We intend to promote our products through the use of Facebook, Twitter, Instagram and other social media platforms.

We also intend to hire sales people and pay them a commission based on the accounts that they generate. We will market products throughout Europe and North America. Our initial focus will include marketing our products in the United Stated, France, Italy, Germany and the United Kingdom.

In addition to the marketing of our products, we plan to market our website on various search engines and through paid advertisements, as well as use 'pay per click' advertising on other websites that we feel will reach environmentally conscious customers. The address of our website is www.seguinhair.com.

Government Regulations

We do not currently expect any governmental regulations to have a material impact on our planned business operations in the near future.

Employees

Apart from Mr. Launonen, our chief executive officer, chief financial officer, president and sole director, and Mr. Benoit, our Secretary and Treasurer, we currently have no employees.

Description of Property

We do not currently have a lease agreement in place with respect to premises for our planned business operations. However, we intend to enter into a lease in the near future.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims against the Company.

Rule 144 Shares

All of the presently outstanding shares of common stock, aggregating 16,500,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a six month holding period for such restricted securities may sell, within any three month period,  provided the Company is current in its reporting obligations under the Exchange Act, and subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. When these shares become available for resale, the sale of these shares by this individual, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company’s common stock in any market that might develop.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. Rule 144 is not available for either a reporting or non-reporting shell company unless the company: (1) has ceased to be a shell company; (2) is subject to the Exchange Act reporting obligations; (3) has filed all required Exchange Act reports during the preceding twelve months; and (4) at least one year has elapsed from the time the company filed with the SEC, current Form 10 type information reflecting its status as an entity that is not a shell company.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table sets forth the names, ages and positions of our executive officer and directors as of September 17, 2015.

17

Name	Age	Position
Oivi Launonen	56	Chief Executive Officer, Chief Financial Officer, President, and Director
Guillaume Benoit	49	Secretary and Treasurer

Oivi Launonen is our founder and has served as our Chief Executive Officer, Chief Financial Officer, President, and sole Director since our inception. Mr. Launonen has been in the salon business most of his life. He has owned both hair salons and retail stores that sell salon products. Mr. Launonen earned a Bachelor of Arts degree from the New Sorbonne University in Paris, France. We believe Mr. Launonen is well-qualified to serve as an executive officer and a director due to his management and leadership experience in the hair salon industry.

Guillaume Benoit has served as our Secretary and Treasurer since our inception. Mr. Benoit holds a Master’s degree in Chemistry from Ecole Polytechnique (Paris Tech). Mr. Benoit has been an active research chemist since his undergraduate studies at the university. Mr. Benoit also studied classic acupuncture in the United Kingdom where he was introduced to the National Institute of Medical Herbalists and Herbal Medicine. He has worked in the field of Herbal Medicine since 1992. He taught an Herbalist course using ancestral knowledge, using the most recent research on the subjects of natural healing and diet at the Institute of Maurice Messegue, which university is named after the famous Herbalist who is widely considered a pioneer in Herbal Medicine.

Term of Office

Our officers and directors are elected annually for a one year term or until their respective successors are duly elected and qualified or until their earlier resignation or removal.

Code of Conduct and Ethics

We have adopted a corporate Code of Conduct and Ethics that applies to our officers, employees and directors.

Director Independence

Our board of directors has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, the board has determined that none of the directors are “independent directors” as defined by in the rules of The NASDAQ OMX Group, Inc. listing standards and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended.

Committees

We have not formed an Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee as of the filing of this prospectus. Our Board of Directors performs the principal functions of an Audit Committee. We currently do not have an audit committee financial expert on our Board of Directors. We believe that an audit committee financial expert is not required because the cost of hiring an audit committee financial expert to act as one of our directors and to be a member of an Audit Committee outweighs the benefits of having an audit committee financial expert at this time. However, we intend to implement a comprehensive corporate governance program, including establishing various board committees in the future.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

As of the date of this prospectus, no amounts have been paid to, or accrued to, Mr. Launonen or Mr. Benoit in their capacity as executive officers of the Company. except for 12 million shares of the Company’s common stock, valued at $1,200 in the aggregate, issued to Mr. Launonen in connection with him serving as an executive officer of the Company.

Compensation of Directors

As of the date of this prospectus, no amounts have been paid to, or accrued to, Mr. Launonen in his capacity as the sole director of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of September 17, 2015 with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (2) each of our directors and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.  Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of 2505 Anthem Village E. Dr. Henderson, Nevada 89058. Percentage ownership is based on 16,500,000 shares of common stock outstanding on September 17, 2015.

18

Name and Address of Beneficial Owner	Common Stock Beneficially Owned	Percent of Class
Oivi Launonen	12,000,000	72.7%
Guillaume Benoit	-	-
All directors and executive officers as a group (2 persons)	12,000,000	72.7%

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

None of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)    Any of our directors or officers;

(B)    Any proposed nominee for election as our director;

(C)   Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our common stock; or

(D)    Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

We are authorized to issue 500,000,000 shares of Common Stock, $0.0001 par value per share. Currently we have 16,500,000 shares of Common Stock issued and outstanding.

Each share of Common Stock shall have one (1) vote per share for all purpose. Our Common Stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are not entitled to cumulative voting for election of our Board.

Preferred Stock

We are authorized to issue 500,000,000 shares of Preferred Stock, $0.0001 par value per share. Currently there are no shares of Preferred Stock issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our Board and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our planned business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

19

SELLING SECURITY HOLDERS

The shares of Common Stock being offered for resale by the selling security holders consist of 4,500,000 shares of common stock, par value $0.0001, held by non-affiliates of the Company.

The following table sets forth the names of the selling security holders, the number of shares of Common Stock beneficially owned by each of the selling stockholders as of September 17, 2015 and the number of shares of Common Stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name	Shares of Common Stock Beneficially Owned Prior to Offering	Shares to be Registered	Number of Shares of Common Stock Beneficially Owned After Offering	Percentage Ownership After Offering

Lupotto Ann-France	100,000	100,000	-	-
David Baumann	100,000	100,000	-	-
Noemie Baumann	100,000	100,000	-	-
Alexander Blumin	100,000	100,000	-	-
Rachida Boukil	100,000	100,000	-	-
Barbara L Brown	100,000	100,000	-	-
Clifford Brown	100,000	100,000	-	-
James C. Brown	100,000	100,000	-	-
Steven C. Brown	100,000	100,000	-	-
Brian P Bulman	100,000	100,000	-	-
Vaslon Caroline	100,000	100,000	-	-
Bjorn Clason	100,000	100,000	-	-
Jose Cruset	100,000	100,000	-	-
Cliodhna Dempsey	100,000	100,000	-	-
Jesper Enemark	100,000	100,000	-	-
David Evans	100,000	100,000	-	-
Vaslon Jean Francois	100,000	100,000	-	-
Elena Geishina	100,000	100,000	-	-
Patricia Hidalgo	100,000	100,000	-	-
Liam Higgins	100,000	100,000	-	-
Martin Joyce	100,000	100,000	-	-
Alexander Kancheli	100,000	100,000	-	-
Alisa Khazanova	100,000	100,000	-	-
Fruma Krivitsky	100,000	100,000	-	-
Erdem Kutukcu	100,000	100,000	-	-
Berl Larson	100,000	100,000	-	-
Anicee Linden	100,000	100,000	-	-
Marielle Magnani	100,000	100,000	-	-
Shahnaz Mauro	100,000	100,000	-	-
Panov Maxim	100,000	100,000	-	-
Frank Nepper	100,000	100,000	-	-
James Pearce	100,000	100,000	-	-
Eric Phillips	100,000	100,000	-	-
Mika Schubakoff	100,000	100,000	-	-
Vascom Sebastien	100,000	100,000	-	-
Matti Stahlberg	100,000	100,000	-	-
Paivi Manner Stahlbrg	100,000	100,000	-	-
Vaslon Tiffany	100,000	100,000	-	-
John Trinder	100,000	100,000	-	-
Sebnem Vaner	100,000	100,000	-	-
Yuriy Vereschaka	100,000	100,000	-	-
Christopher Vigar	100,000	100,000	-	-
Vaslon Virginie	100,000	100,000	-	-
JP Virtanen	100,000	100,000	-	-
Kirster Wikstrom	100,000	100,000	-	-

Total	4,500,000	4,500,000	-	-

20

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.01 per share until our shares are quoted on the OTC Markets and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Markets, shareholders may sell their shares in private transactions to other individuals. Although our Common Stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTC Markets concurrently with the filing of this prospectus. In order to be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our Common Stock. There can be no assurance that a market maker will agree to file the necessary documents with the OTC Markets, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.01 until a market develops for the stock.

Once a market has developed for our Common Stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,

•	transactions involving cross or block trades on any securities or market where our Common Stock is trading, market where our Common Stock is trading,

•	through direct sales to purchasers or sales effected through agents,

•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or

•	any combination of the foregoing.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $65,052.29.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Ellenoff Grossman & Schole, LLP, New York, New York.

EXPERTS

The financial statements of the Company as of and for the period from April 29, 2014 to June 30, 2015 appearing in this prospectus have been audited by KLJ & Associates, LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the Company’s ability to continue as a going concern, as discussed in Note 2 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of the registration statement that we have filed with the SEC in connection with this offering. It does not contain all of the information in the registration statement and in the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that we file as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such exhibit. The registration statement and the exhibits thereto may be inspected and copied at the principal office of the SEC, 100 F Street, NE, Washington, D.C. 20549, and copies of all or any part thereof may also be obtained at prescribed rates from the SEC’s Public Reference Section, at that address. In addition, the registration statement and the exhibits thereto may be viewed on and printed out from the SEC’s website at www.sec.gov.

21

Seguin Natural Hair Products, Inc.

22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Seguin Natural Hair Products Inc.

We have audited the accompanying balance sheet of Seguin Natural Hair Products Inc. (a development stage company) (the “Company”) as of March 31, 2015, and the related statements of operations, stockholders’ equity, and cash flows for the period April 29, 2014 through March 31, 2015. Seguin Natural Hair Products Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

 We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

 In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Seguin Natural Hair Products Inc. as of March 31, 2015 and for the period from April 29, 2014 (Inception) through March 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements the Company has suffered net losses and has had negative cash flows from operating activities during the period from April 29, 2014 (Inception) through March 31, 2015. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ KLJ & Associates, LLP KLJ & Associates, LLP
Edina, MN
July 20, 2015

5201 Eden Avenue

Suite 300

Edina, MN 55436

630.277.2330

F-2

Seguin Natural Hair Products Inc. (A Development Stage Company) Balance Sheet

March 31, 2015
ASSETS

CURRENT ASSETS
Cash	$44,710

Total Current Assets	44,710

Total Assets	$44,710

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accrued expenses and other current liabilities	$–
Advances from stockholders	80

Total Current Liabilities	80

Total Liabilities	80

COMMITMENTS AND CONTINGENCIES	$–

STOCKHOLDERS’ EQUITY
Common Stock, par value $0.0001; 500,000,000 shares authorized, 16,500,000 shares issued and outstanding	1,650
Additional paid-in capital	44,550
Accumulated deficit	(1,570)

Total Stockholders’ Equity	44,630

Total Liabilities and Stockholders’ Equity	$44,710

The accompanying notes are an integral part of these financial statements.

F-3

Seguin Natural Hair Products Inc. (A Development Stage Company) Statement of Operations
For the Period from April 29, 2014 (Inception) to March 31, 2015

Revenue	$-

Operating Expenses
Salary and wages – officers	1,200
General and administrative expenses	370

Total operating expenses	1,570

Loss from Operations	(1,570)

Income Tax Provision	-

Net Loss	$(1,570)

Net Loss per Common Share – Basic and Diluted	$(0.00)

Weighted average common shares outstanding: - basic and diluted	12,071,130

The accompanying notes are an integral part of these financial statements.

F-4

Seguin Natural Hair Products Inc. (A Development Stage Company) Statement of Stockholders’ Equity For the Period from April 29, 2014 (Inception) Ended March 31, 2015

	Common Stock, $0.0001 Par Value				Total
	Number of		Additional	Accumulated	Stockholders’
	Shares	Amount	Paid-In Capital	Deficit	Equity

Balance, April 29, 2014 (Inception)	-	$-	$-	$-	$-

Common stock issued as compensation at par on April 29, 2014	12,000,000	1,200	-	-	1,200

Common stock issued for cash at $0.01 per share from August 2014 through March 2015	4,500,000	450	44,550	-	45,000

Net loss	-	-	-	(1,570)	(1,570)

Balance, March 31, 2015	16,500,000	$1,650	$44,550	$(1,570)	$44,630

The accompanying notes are an integral part of these financial statements.

F-5

Seguin Natural Hair Products Inc. (A Development Stage Company) Statement of Cash Flows

For the Period from April 29, 2014 (Inception) through March 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,570)

Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issues as compensation	1,200
Changes in operating assets and liabilities:
Accrued expenses and other current liabilities	-

Net cash used in operating activities	(370)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from (repayment to) stockholders	80
Proceeds from sale of common stock	45,000

Net cash provided by financing activities	45,080

Net change in cash	44,710

Cash at beginning of the reporting period	-
Cash at end of the reporting period	$44,710

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

F-6

Seguin Natural Hair Products Inc.

(A Development Stage Company)

March 31, 2015

Notes to the Financial Statements

Note 1 - Organization and Operations

Seguin Natural Hair Products Inc.

Seguin Natural Hair Products Inc. (the “Company”) was incorporated on April 29, 2014 under the laws of the State of Nevada. Initial operations have included organization and incorporation, target market identification, marketing plans, capital formation and property acquisitions. A substantial portion of the Company’s activities has involved developing a business plan and establishing contacts and visibility in the marketplace. The Company has generated no revenues since inception.

Note 2 - Significant and Critical Accounting Policies and Practices

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Fiscal Year End

The Company elected March 31st as its fiscal year end date upon its formation.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)	Assumption as a going concern : Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business;
(ii)	Valuation allowance for deferred tax assets : Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, (d) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

F-7

Actual results could differ from those estimates.

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accrued expenses approximate their fair value because of the short maturity of this instrument.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

F-8

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company (“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act); b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Deferred Tax Assets and Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

F-9

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Tax years that remain subject to examination by major tax jurisdictions

The Company discloses tax years that remain subject to examination by major tax jurisdictions pursuant to the ASC Paragraph 740-10-50-15.

Earnings per Share

Earnings per share ("EPS") is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16 Basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

Pursuant to ASC Paragraphs 260-10-45-45-21 through 260-10-45-45-23 Diluted EPS shall be based on the most advantageous conversion rate or exercise price from the standpoint of the security holder. The dilutive effect of outstanding call options and warrants (and their equivalents) issued by the reporting entity shall be reflected in diluted EPS by application of the treasury stock method unless the provisions of paragraphs 260-10-45-35 through 45-36 and 260-10-55-8 through 55-11 require that another method be applied. Equivalents of options and warrants include non-vested stock granted to employees, stock purchase contracts, and partially paid stock subscriptions (see paragraph 260–10–55–23). Anti-dilutive contracts, such as purchased put options and purchased call options, shall be excluded from diluted EPS. Under the treasury stock method: a. Exercise of options and warrants shall be assumed at the beginning of the period (or at time of issuance, if later) and common shares shall be assumed to be issued. b. The proceeds from exercise shall be assumed to be used to purchase common stock at the average market price during the period. (See paragraphs 260-10-45-29 and 260-10-55-4 through 55-5.) c. The incremental shares (the difference between the number of shares assumed issued and the number of shares assumed purchased) shall be included in the denominator of the diluted EPS computation.

There were no potentially dilutive common shares outstanding for the reporting period ended March 31, 2015.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

F-10

Recently Issued Accounting Pronouncements

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.

The amendments in this Update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

The amendments also clarify that the guidance in Topic 275, Risks and Uncertainties, is applicable to entities that have not commenced planned principal operations.

Finally, the amendments remove paragraph 810-10-15-16. Paragraph 810-10-15-16 states that a development stage entity does not meet the condition in paragraph 810-10-15-14(a) to be a variable interest entity if (1) the entity can demonstrate that the equity invested in the legal entity is sufficient to permit it to finance the activities that it is currently engaged in and (2) the entity’s governing documents and contractual arrangements allow additional equity investments.

The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage.

The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein.

Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915.

In August 2014, the FASB issued the FASB Accounting Standards Update No. 2014-15 “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

In connection with preparing financial statements for each annual and interim reporting period, an entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). The term probable is used consistently with its use in Topic 450, Contingencies.

When management identifies conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern, management should consider whether its plans that are intended to mitigate those relevant conditions or events will alleviate the substantial doubt. The mitigating effect of management’s plans should be considered only to the extent that (1) it is probable that the plans will be effectively implemented and, if so, (2) it is probable that the plans will mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

F-11

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, but the substantial doubt is alleviated as a result of consideration of management’s plans, the entity should disclose information that enables users of the financial statements to understand all of the following (or refer to similar information disclosed elsewhere in the footnotes):

a.	Principal conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern (before consideration of management’s plans)
b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations
c.	Management’s plans that alleviated substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management’s plans, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). Additionally, the entity should disclose information that enables users of the financial statements to understand all of the following:

a.	Principal conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern
b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations
c.	Management’s plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements.

Note 3 – Going Concern

The Company has elected to adopt early application of Accounting Standards Update No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit at March 31, 2015, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and in its ability to raise additional funds.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Stockholders’ Equity (Deficit)

Shares Authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue Five Hundred Million (500,000,000) shares of Common Stock, par value $0.0001 per share.

Common Stock

On April 29, 2014, upon formation, the Company issued an aggregate of 12,000,000 shares of the newly formed corporation’s common stock to its Chief Executive Officer at the par value of $0.0001 per share or $1,200 for compensation.

For the period from August 4, 2014 through March 31, 2015, the Company sold 4,500,000 shares of common stock at $0.01 per share to 45 individuals, or $45,000.

F-12

Note 5 – Related Party Transactions

Free Office Space

The Company has been provided office space by its Chief Executive Officer at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statement.

Shareholder Advances

During the year ended March 31, 2015, a significant stockholder of the Company advanced $80 to the Company, which was recorded as non-interest bearing advances from shareholders, payable on demand.

Note 6 – Deferred Tax Assets and Income Tax Provision

Deferred Tax Assets

At March 31, 2015, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $1,570 that may be offset against future taxable income through 2035. No tax benefit has been reported with respect to these net operating loss carry-forwards because the Company believes that the realization of the Company’s net deferred tax assets of approximately $534 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding the probability of its realization.  The valuation allowance increased approximately $534 for the reporting period ended March 31, 2015.

Components of deferred tax assets in the consolidated balance sheets are as follows:

March 31, 2015
Net deferred tax assets – non-current:

Expected income tax benefit from NOL carry-forwards	$534

Less valuation allowance	(534)

Deferred tax assets, net of valuation allowance	$-

Income Tax Provision in the Consolidated Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income tax provision is as follows:

For the year ended March 31, 2015

Federal statutory income tax rate	34.0%

Change in valuation allowance on net operating loss carry-forwards	(34.0)

Effective income tax rate	0.0%

Tax years that remain subject to examination by major tax jurisdictions

The Company's corporation income tax returns are subject to audit under the statute of limitations by the Internal Revenue Service and the State of Nevada for a period of three (3) years from the date they are filed. The Company has not filed its corporation income tax returns since its inception. All of its tax years remain subject to examination upon filing.

Note 7 – Subsequent Events

The Company has evaluated all events that occur after the balance sheet date through July 20, 2015 the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were no reportable subsequent event(s) to be disclosed.

F-13

Seguin Natural Hair Products, Inc.
Condensed Balance Sheets (unaudited)

	June 30, 2015	March 31, 2015

ASSETS
CURRENT ASSETS:
Cash	$23,400	$44,710

Total Current Assets	23,400	44,710

Total Assets	$23,400	$44,710

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accrued expenses and other current liabilities	$505	$-
Advances from stockholders	80	80

Total Current Liabilities	585	80

Total Liabilities	585	80

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock par value $0.0001: 500,000,000 shares authorized;
16,500,000 shares issued and outstanding	1,650	1,650
Additional paid-in capital	44,550	44,550
Accumulated deficit	(23,385)	(1,570)

Total Stockholders' Equity	22,815	44,630

Total Liabilities and Stockholders' Equity	$23,400	$44,710

See accompanying notes to the financial statements.

F-14

Seguin Natural Hair Products, Inc.
Condensed Statements of Operations (unaudited)

		For the Period from
	For three months	April 29, 2014
	ending	(Inception) to
	June 30, 2015	June 30, 2014

Revenue	-	$-

Operating Expenses
Salary and wages - officers	-	1,200
Professional fees	20,250	-
General and administrative expenses	1,565	6

Total operating expenses	21,815	1,206

Loss from Operations	(21,815)	(1,206)

Income Tax Provision	-	-

Net Loss	(21,815)	$(1,206)

Net Loss per Common Share - Basic and Diluted	(0.00)	$(0.00)

Weighted average common shares outstanding:
- basic and diluted	16,500,000	12,000,000

 See accompanying notes to the financial statements.

F-15

Seguin Natural Hair Products, Inc.
Condensed Statements of Cash Flows (unaudited)

	For the three months	For the Period from April 29, 2014
	ending	(Inception) to
	June 30, 2015	June 30, 2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(21,815)	$(1,206)

Adjustments to reconcile net loss to net cash used in operating activities
Common stock issued as compensation	-	1,200
Changes in operating assets and liabilities:
Accrued expenses and other current liabilities	505	-

Net cash used in operating activities	(21,310)	(6)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from (repayment to) stockholders	-	223
Proceeds from sale of common stock	-	-

Net cash provided by financing activities	-	223

Net change in cash	(21,310)	217

Cash at beginning of the reporting period	44,710	-

Cash at end of the reporting period	$23,400	$217

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:

Interest paid	$-	$-

Income tax paid	$-	$-

See accompanying notes to the financial statements.

F-16

Seguin Natural Hair Products Inc.

June 30, 2015

Notes to the Financial Statements

Note 1 - Organization and Operations

Seguin Natural Hair Products Inc.

Seguin Natural Hair Products Inc. (the “Company”) was incorporated on April 29, 2014 under the laws of the State of Nevada. Initial operations have included organization and incorporation, target market identification, marketing plans, capital formation and property acquisitions. A substantial portion of the Company’s activities has involved developing a business plan and establishing contacts and visibility in the marketplace. The Company has generated no revenues since inception.

The Company intends to proceed in the business of developing, marketing, and selling shampoo, conditioner and other hair care products made from all natural ingredients.

Note 2 – Condensed Financial Statements

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial positions, results of operations, and cash flows on June 30, 2015, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s March 31, 2015 audited financial statements. The results of operations for the three months ended June 30, 2015 are not necessarily indicative of the operating results for the full year.

Note 3 - Significant and Critical Accounting Policies and Practices

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation – Unaudited Interim Financial Information

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for the interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These financial statements should be read in conjunction with the audited financial statements of the Company for the year ended March 31, 2015 and notes thereto contained in the Company’s Annual Report on Form 10-K filed with the SEC on July 23, 2015.

Fiscal Year End

The Company elected March 31st as its fiscal year end date upon its formation.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

F-17

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)	Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business;
(ii)	Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, (d) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements.  Upon adoption, the Company no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

F-18

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accrued expenses approximate their fair value because of the short maturity of this instrument.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company (“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act); b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

F-19

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Deferred Tax Assets and Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Tax years that remain subject to examination by major tax jurisdictions

The Company discloses tax years that remain subject to examination by major tax jurisdictions pursuant to the ASC Paragraph 740-10-50-15.

Earnings per Share

Earnings per share ("EPS") is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16 Basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

Pursuant to ASC Paragraphs 260-10-45-45-21 through 260-10-45-45-23 Diluted EPS shall be based on the most advantageous conversion rate or exercise price from the standpoint of the security holder. The dilutive effect of outstanding call options and warrants (and their equivalents) issued by the reporting entity shall be reflected in diluted EPS by application of the treasury stock method unless the provisions of paragraphs 260-10-45-35 through 45-36 and 260-10-55-8 through 55-11 require that another method be applied. Equivalents of options and warrants include non-vested stock granted to employees, stock purchase contracts, and partially paid stock subscriptions (see paragraph 260–10–55–23). Anti-dilutive contracts, such as purchased put options and purchased call options, shall be excluded from diluted EPS. Under the treasury stock method: a. Exercise of options and warrants shall be assumed at the beginning of the period (or at time of issuance, if later) and common shares shall be assumed to be issued. b. The proceeds from exercise shall be assumed to be used to purchase common stock at the average market price during the period. (See paragraphs 260-10-45-29 and 260-10-55-4 through 55-5.) c. The incremental shares (the difference between the number of shares assumed issued and the number of shares assumed purchased) shall be included in the denominator of the diluted EPS computation.

F-20

There were no potentially dilutive common shares outstanding for the reporting period ended June 30, 2015.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements.

Note 4 – Going Concern

The Company has elected to adopt early application of Accounting Standards Update No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit at June 30, 2015, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and in its ability to raise additional funds.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Stockholders’ Equity (Deficit)

Shares Authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue Five Hundred Million (500,000,000) shares of Common Stock, par value $0.0001 per share.

F-21

Common Stock

On April 29, 2014, upon formation, the Company issued an aggregate of 12,000,000 shares of the newly formed corporation’s common stock to its Chief Executive Officer at the par value of $0.0001 per share or $1,200 for compensation.

For the period from August 4, 2014 through March 31, 2015, the Company sold 4,500,000 shares of common stock at $0.01 per share to 45 individuals, or $45,000.

Note 5 – Related Party Transactions

Free Office Space

The Company has been provided office space by its Chief Executive Officer at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statement.

Shareholder Advances

During the year ended March 31, 2015, a significant stockholder of the Company advanced $80 to the Company, which was recorded as non-interest bearing advances from shareholders, payable on demand.

Note 6 – Subsequent Events

The Company has evaluated all events that occur after the balance sheet date through August 28, 2015 when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were no reportable subsequent event(s) to be disclosed.

F-22

SEGUIN NATURAL HAIR PRODUCTS INC.

4,500,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is September ___, 2015

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC registration fee	$52.29
Accounting fees and expenses	$5,000
Legal fees and expense	$60,000
Total	$65,052.29

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling security holders. The selling security holders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the company’s Articles of Incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

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Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the shareholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the company provide for indemnification of covered persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of the company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

We were incorporated in the State of Nevada on April 29, 2014. In connection with our incorporation, we issued 16,500,000 shares of our Commons Stock to 46 individuals, which included: (i) 12,000,000 founder shares issued to Oivi Launonen, our Chief Executive Officer, Chief Financial Officer, President and sole director; and (ii) an aggregate of 4,500,000 shares issued to the 45 investors named in the Selling Security Holders section at a price of $0.01 per share for an aggregate of $45,000. The shares issued to Mr. Launonen and the 45 investors were issued pursuant to the exemption from registration provided by Regulation S of the Securities Act or Section 4(a)(2) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description
3.1	Articles of Incorporation*
3.2	Bylaws**
5.1	Opinion of Ellenoff Grossman & Schole LLP***
23.1	Consent of KLJ & Associates, LLP*
23.2	Consent of Counsel (included in Exhibit 5.1)***

*	Filed herewith.

**	Previously filed

***	To be filed by amendment

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ITEM 17. UNDERTAKINGS

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

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SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Henderson, State of Nevada on September 18, 2015.

SEGUIN NATURAL HAIR PRODUCTS INC.

By:	/s/ Oivi Launonen
Oivi Launonen
President, Chief Executive Officer, Chief Financial Officer, and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Oivi Launonen		September 18, 2015
Oivi Launonen	President, Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)

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